UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 6, 2010
The Dolan Company
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33603	43-2004527

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

222 South Ninth Street, Suite 2300
Minneapolis, Minnesota	55402

(Address of Principal Executive Offices)	(Zip Code)
(612) 317-9420
(Registrant’s telephone number, including area code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
     On December 6, 2010, The Dolan Company (the “Company”) and its consolidated subsidiaries entered into a third amended and restated credit agreement (the “Credit Agreement”), effective December 6, 2010 (the “Closing Date”), with a syndicate of lenders (the “Lenders”), including U.S. Bank National Association, as LC issuer, swing line lender, lead arranger, sole bookrunner, and as administrative agent for the Lenders, and Wells Fargo Bank, National Association, as syndication agent, for a $205 million senior secured credit facility comprised of a term loan facility (the “Term Loan Facility”) in an initial aggregate amount of $50 million due and payable in quarterly installments with a final maturity date of December 6, 2015 and a revolving credit facility (the “Revolving Credit Facility”) in an aggregate amount of up to $155 million, which may be increased pursuant to an “accordion” feature to up to $200 million, with a final maturity date of December 6, 2015. At any time after December 6, 2012, if the outstanding principal balance of revolving loans under the Revolving Credit Facility exceeds $50 million, $50 million of such revolving loans shall convert to an amortizing term loan due and payable in quarterly installments with a final maturity date of December 6, 2015. The Credit Agreement also contains provisions for the issuance of letters of credit under the Revolving Credit Facility.
     In connection with entering into the Credit Agreement, the Company will incur a non-cash charge of approximately $0.5 million in the quarter ending December 31, 2010. The Company also incurred approximately $1.9 million in cash expenses in connection with entering into the Credit Agreement, of which approximately $1.5 million have been capitalized and will be amortized over the term of the Credit Agreement, and the remaining $0.4 million will be expensed in the quarter ending December 31, 2010.
     The Credit Agreement amends and restates that certain second amended and restated credit agreement by and among the Company, its consolidated subsidiaries and a syndicate of bank lenders, including LaSalle Bank National Association, as syndication agent, Associated Bank National Association and Bank of the West, each as co-documentation agents, and U.S. Bank National Association, as LC bank and lead arranger and as agent for the Lenders (as amended, the “Prior Agreement”). Under the Prior Agreement, as of September 30, 2010, the Company and its consolidated subsidiaries had net unused available capacity of approximately $40 million on its revolving credit facility, after taking into account the senior leverage ratio requirements under the credit facility, and outstanding debt of $133.7 million (all of which was under the term loan facility).
     The Credit Agreement permits the Company to elect whether outstanding amounts under the Term Loan Facility and the Revolving Credit Facility accrue interest based on a base rate or LIBOR as determined in accordance with the Credit Agreement, in each case, plus a margin that fluctuates on the basis of the ratio of the Company’s and its consolidated subsidiaries’ total liabilities to the Company’s and its consolidated subsidiaries’ pro forma EBITDA. The margin on the base rate loans may fluctuate between 0.5% and 2.0% and the margin on the LIBOR loans may fluctuate between 2.0% and 3.5%. If the Company has elected to have interest accrue (i) based on the base rate, then such interest is due and payable on the first business day of each month and (ii) based on LIBOR, then such interest is due and payable at the end of the applicable interest period that the Company elected, provided that if the applicable interest period is longer than three months interest will be due and payable in three month intervals.
     The Company’s obligations under the Credit Agreement are the joint and several liabilities of the Company and its consolidated subsidiaries and are secured by liens on substantially all of the assets of such entities, including pledges of equity interests in the consolidated subsidiaries.
     The Credit Agreement includes negative covenants substantially similar in nature and scope to those contained in the Prior Agreement, including restrictions on the Company’s and its consolidated subsidiaries’ ability to incur debt, grant liens, consummate certain acquisitions, mergers, consolidations and sales of all or substantially all of its assets and pay dividends to its stockholders. However, unlike the Prior Agreement, the Credit Agreement permits the Company to establish a stock repurchase program pursuant to which the Company may repurchase shares of its stock, subject to a debt leverage ratio requirement. The Credit Agreement contains customary events of default, including nonpayment, misrepresentation, breach of covenants and bankruptcy. The Credit Agreement also requires that, as of the last day of any fiscal quarter, the Company and its consolidated subsidiaries not permit: their senior leverage ratio to be more than 3.00 to 1.00 (or 3.50 to 1.00 following an acquisition triggering event); fixed charge coverage ratio to be less than 2.00 to 1.00; and adjusted EBITDA for the previous two fiscal quarters to be less than $27.5 million, which amount may increase up to $35 million upon increase of the Revolving Credit Facility pursuant to the accordion feature.
     Certain of the Lenders and their respective affiliates, have performed, and may in the future perform, various commercial banking, investment banking and other financial advisory services, including transfer agent and registrar services, for the Company and its consolidated subsidiaries for which they have received, and will receive, customary fees and expenses. The foregoing description of the Credit Agreement is qualified in its entirety by reference to the full text of the Credit Agreement that is filed as Exhibit 10.1 hereto and incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information included in Item 1.01 above regarding the Credit Agreement is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits

Exhibit
Number	Description of Exhibits
10.1	Third Amended and Restated Credit Agreement, dated as of December 6, 2010, among the Company, its consolidated subsidiaries, the lenders from time to time party thereto, U.S. Bank National Association, as a lender, LC issuer, swing line lender, lead arranger, sole bookrunner, and as administrative agent for the lenders, and Wells Fargo Bank, National Association, as a lender and as syndication agent.

99	Press Release of the Company dated December 7, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLAN MEDIA COMPANY
By:	/s/ Vicki J. Duncomb
	Name:	Vicki J. Duncomb
Its: Vice President and Chief Financial Officer

Dated: December 7, 2010

Exhibit Index

Exhibit
Number	Description of Exhibits
10.1	Third Amended and Restated Credit Agreement, dated as of December 6, 2010, among the Company, its consolidated subsidiaries, the lenders from time to time party thereto, U.S. Bank National Association, as a lender, LC issuer, swing line lender, lead arranger, sole bookrunner, and as administrative agent for the lenders, and Wells Fargo Bank, National Association, as a lender and as syndication agent.

99	Press Release of the Company dated December 7, 2010.